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                                                                     Exhibit 5.1

                                [UNUM LETTERHEAD]




                                December 10, 1997



UNUM Corporation
2211 Congress Street
Portland, Maine 04122

Gentlemen:

                  As counsel and Secretary for UNUM Corporation, a Delaware corporation (the "Company"), I am familiar with the Company's 1996 Long-Term Stock Incentive Plan (the "Plan") and the registration under the Securities Act of 1933 on Form S-8 of 7,000,000 shares of Common Stock, $.10 par value per share, of the Company (the "Shares") reserved for issuance under the Plan.

                  Based upon my examination of the Plans and such other documents as I have deemed relevant, I am of the opinion that the Shares, when issued and paid for pursuant to the Plan, will be validly issued, fully paid and nonassessable.

                  I hereby consent to the filing of this opinion as Exhibit No.
5.1 to the Registration Statement on Form S-8 relating to the Shares and the Plan.

                                                     Very truly yours,



                                                     /s/ Kevin J. Tierney
                                                     Kevin J. Tierney
                                                     General Counsel